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                                                                      EXHIBIT 11
                                 EQUIMED, INC
            STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                   (in thousands, except per share amounts)




                                                           THREE MONTHS
                                                          ENDED MARCH 31,
                                                          1995       1996
                                                         -----------------
Weighted average common shares outstanding               20,784     25,045

Net effect of dilutive stock options and warrants -
  based on the treasury stock method                          -        282
                                                         -----------------
Weighted average common share and
  equivalents outstanding                                20,784     25,327
                                                         =================

Net income                                               $2,116     $  381
                                                         =================


Net income per share                                     $ 0.10     $ 0.02
                                                         =================


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